Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

February 23, 2010
CONTACT:	Stuart Rothstein	NYSE: ARI
(212) 822-0722

Apollo Commercial Real Estate Finance, Inc.

Announces 2009 Financial Results

New York, NY, February 23, 2010 – Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE:ARI), which commenced operations on September 29, 2009, reported Core Earnings (Loss) (as defined below) of $(1,721), or $(0.16) per share, for the period from our commencement of operations to December 31, 2009. Net income (loss) available to common stockholders for the same period was $(2,172), or $(0.21) per share. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

Core Earnings (Loss) is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted for (i) non-cash equity compensation expense, (ii) depreciation and amortization and (iii) any unrealized gains or losses or other non-cash items included in net income.

Stuart Rothstein, Chief Financial Officer of the Company, commented, “As previously disclosed, the Company has made substantial progress in deploying the capital raised in the initial public offering. We are well positioned to generate results in 2010 which should reflect net investment income based on the continued deployment of capital and a normalized expense level consistent with a full year of operations.”

Portfolio Summary

The table below summarizes the Company’s investments in commercial mortgage-backed securities (“CMBS”) and related Term Asset-Backed Securities Loan Facility (“TALF”) financing at December 31, 2009.

CMBS:
Adjusted purchase price	$154,688
Weighted Average Yield	4.6%

TALF debt:
Outstanding balance	$128,106
Costs of borrowings	2.9%

Net equity invested in TALF:	$26,582
Levered cash yield:	18.9%

The table below summarizes the Company’s mezzanine loan investments at December 31, 2009.

Mezzanine Loans:
Adjusted purchase price	$50,000
Weighted Average Yield	12.9%

Book Value

The Company’s GAAP book value per share at December 31, 2009 was $18.15. Included in GAAP book value per share at December 31, 2009 is an accrual for a $10 million deferred underwriting fee. The Company did not make any payments related to underwriting fees at the time of its initial public offering (“IPO”). Instead, ACREFI Management, LLC, its external manager agreed to pay 80% of such fees and the IPO underwriters agreed to defer the remaining 20%. The Company has agreed to reimburse ACREFI Management, LLC for the underwriting fees it paid and to pay the remaining 20% of the deferred fees (a total of $10.0 million) if, during any period of four consecutive calendar quarters during the 16 full calendar quarters after the IPO, the Company’s Core Earnings for any such four-quarter period exceeds an 8% performance hurdle rate (as defined in the underwriting agreement).

The book value per share of the Company prior to the accrual of the deferred underwriting fee was $19.08 at December 31, 2009.

2010 Investments

During 2010, the Company originated two first mortgages totaling $60.0 million and purchased additional CMBS with a face amount of $109.6 million.

With these new investments, the Company’s investments totaled approximately $377 million, comprised of $267 million in AAA-rated CMBS, $60 million in first mortgages and $50 million in mezzanine loans. The Company’s CMBS are financed with $221 million of TALF borrowings with a weighted average interest rate of 2.84%, resulting in a levered current cash yield of approximately 18.7%.

To date, the Company has deployed approximately 74% of the capital raised in the Company’s IPO.

Teleconference Details:

The Company will be hosting a conference call to discuss its financial results on Wednesday, February 24, 2010 at 8:30 a.m. Eastern Standard Time. Members of the public who are interested in participating in the Company’s fourth quarter earnings teleconference call should dial, from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 8:30 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 54918822). Please note that the teleconference call will be available for replay beginning at 9:30 a.m. on Wednesday, February 24, 2010, and ending at midnight on Wednesday, March 3, 2010. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 54918822.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. is a commercial real estate finance company that originates, acquires, invests in and manages senior performing commercial mortgage loans, CMBS, and other commercial real estate-related debt investments in the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company, an indirect subsidiary of Apollo Global Management, LLC.

Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions related to the Company’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Consolidated Balance Sheet (Unaudited)

(in thousands – except share and per share data)

December 31, 2009
Assets:
Cash and cash equivalents	$129,969
Contractual deposits	90
CMBS	153,614
Commercial mortgage loans	50,000
Interest receivable	1,210
Other assets	254

Total Assets	$335,137

Liabilities and Stockholders’ Equity
Liabilities:
TALF borrowings	$128,106
Accounts payable and accrued expenses	1,644
Other liabilities	90
Deferred underwriting fee, of which $8 million is payable to ACREFI Management, LLC (the “Manager”)	10,000

Total Liabilities	139,840

Commitments and Contingencies	—

Stockholders’ Equity:
Common stock: $0.01 par value, 450,000,000 shares authorized, 10,762,500 shares issued and outstanding	107
Additional paid-in-capital	198,436
Accumulated deficit	(2,172)
Accumulated other comprehensive loss	(1,074)

Total Stockholders’ Equity	195,297

Total Liabilities and Stockholders’ Equity	$335,137

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Consolidated Statement of Operations (Unaudited)

(in thousands – except share and per share data)

For the Period from September 29, 2009 (commencement of operations) to December 31, 2009
Net interest margin:
Interest income from securities	$364
Interest income from loans	231
Interest expense	(104)

Net interest margin	491

Operating expenses
General and administrative expenses	1,965
Management fees	763

Total operating expenses	2,728

Interest income from cash and cash equivalents	65

Net loss	$(2,172)

Net loss per share of common stock	$(0.21)

Basic and diluted weighted average common shares outstanding	10,500,000

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Core Earnings (Loss) (Unaudited)

(in thousands – except share and per share data)

Core Earnings (Loss) is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income (loss), computed in accordance with GAAP, adjusted for (i) non-cash equity compensation expense, (ii) depreciation and amortization and (iii) any unrealized gains or losses or other non-cash items included in net income.

For the Period from September 29, 2009 (commencement of operations) to December 31, 2009
Core earnings (loss):
Net loss	$(2,172)
Adjustments:
Non-cash equity compensation expense	392
Premium amortization	59

Total adjustments:	451

Core earnings (loss)	$(1,721)

Core earnings (loss) per share of common stock	$(0.16)

Basic and diluted weighted average common shares outstanding	10,500,000